Exhibit 10.28

LEASE SCHEDULE

1.	Date of Lease August 6, 2002.

2.	Landlord: SMII OAK CREEK/LP, L.P., a Delaware limited liability partnership

3.	Tenant: Crescent Mortgage

4.	Guarantor: None

5.	Property Address: 820 Springer Drive. Lombard, IL 60148

6.	Premises: Approximately 4,160 SF of a 33,122RSF building, described on Appendix “A” attached hereto

7.	Purpose: General office, provided same is in compliance with all zoning and land use regulations and covenants and restrictions of record.

8.	Lease Term: Five (5) years and zero (0) months, beginning January 1, 2003 (“Commencement Date”) and ending December 31, 2007.

9.	Area of Premises in rentable
square feet (“r.s.f.”): Approximately 4,160 SF

10.	Jurisdiction in which the
Property is located: Village of Lombard, County of DuPage, State of Illinois.

11.	Tenant’s Share: 12.56%

12.	Annual Base Rent in U.S. Dollars:	Year 1 $ 78,873.60 Year 4 $ 84,077.76
Year 2 $ 80,558.40 Year 5 $ 85,920.60
Year 3 $ 82,293.12

13.	Monthly Base Rent in U.S. Dollars:	Year 1 $ 6,572.80 Year 4 $ 7,006.48
Year 2 $ 6,713.20 Year 5 $ 7,160.05
Year 3 $ 6,857.76

14.	Tax Estimate:	Fifty-three thousand six hundred fifty-seven and 64/100 DOLLARS ($ 53,657.64)

15.	Operating Estimate: One hundred ten thousand six hundred twenty-seven and 48/100 DOLLARS ($ 110,627.48).

16.	Addresses for Purpose of Notice:

	Landlord:	Koll Bren Schreiber Realty Advisors, Inc. 125 Summer Street, Suite 1640 Boston, MA 02110 ATTN: John P. Ehli

With a copy to:          Lawrence M. Freedman, Ash, Anos, Freedman & Logan, L.L.C., 77 West Washington Street, Suite 1211, Chicago, IL 60602, Fax No: (312) 346-7847; and Samuel F. Gould, Alter Asset Management, L.L.C., a Delaware limited liability company, 1980 Springer Drive, Lombard, IL 60148, Fax No: (630) 620-3606.

	Tenant:	Crescent Mortgage 820 Springer Drive Lombard, IL 60148

17.	Security Deposit: Six thousand five hundred seventy-two and 80/100 DOLLARS ($ 6,572.80)

18.	Brokers: The Alter Group, Ltd.

LEASE

          THIS LEASE MADE and entered into as of the date set forth on the Lease Schedule as Date of Lease, which Lease Schedule is appended to this Lease and is specifically incorporated by reference herein, by and between the Landlord and Tenant as set forth in the Lease Schedule.

WITNESSETH:

Demise.

          A.          Landlord does hereby lease to Tenant and Tenant hereby lets from Landlord, the Premises set forth in the Lease Schedule, which are situated in that certain building (the “Building”) located as denoted as the Property Address in the Lease Schedule.  The Building and the real estate on which it is located are hereinafter referred to as the “Property”. Tenant acknowledges that the sole purpose of the attached Appendix “A” is to identify the location of the Premises in the Building. Landlord makes no representations or warranties in said Appendix “A” as to the useable or rentable square footage of the Premises.

          B.          Such letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and Tenant and Landlord covenant as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by them to be kept and performed and that this Lease is made upon the condition of such performance.

1.

Purpose

          The Premises are to be used for the Purpose set forth in the Lease Schedule and for no other purpose without the prior written consent of the Landlord.

2.

Term

          The Lease Term shall be as set forth in the Lease Schedule except as otherwise expressly provided in this Lease.

3.

Possession

          A.          If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to the Tenant on the intended date of the commencement of the Term, this Lease shall not be void or voidable, nor shall the Landlord be liable to Tenant for any loss or damage resulting therefrom.   Under such circumstances, the rent provided for herein shall not commence until possession of the Premises is made available to Tenant and no such failure to give possession on the date of commencement of the Term shall affect the validity of this Lease or the obligations of the Tenant hereunder, and the Term shall be extended accordingly.

          B.          The Premises shall be deemed to be ready for Tenant’s occupancy if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done in the Premises or any part thereof, or if the delay in the availability of the Premises or any part thereof for occupancy shall be due to special work, changes, alterations, or additions required or made by Tenant in the layout or finishing of the Premises.   Whether or not the Premises are

ready for occupancy shall be determined by the Jurisdiction in which the Property is located as set forth in the Lease Schedule, which shall evidence same by authorizing Tenant’s occupancy thereof, which authorization may be in the form of oral or written permission to occupy which if in the form of written permission, may be in the form of a temporary or permanent certificate of occupancy. It is further understood that within 48 hours of initial occupancy, the parties shall jointly inspect the Premises and prepare a “punch list” of incomplete items to be completed by Landlord within a reasonable time after occupancy. Tenant agrees to provide a supplemental “punch list” within thirty (30) days after occupancy encompassing all items not then completed except for latent defects.

4.

Definitions As Used In This Lease

          A.          The term “Commencement Date” is the date of the beginning of the Lease as set forth in the Lease Schedule.

          B.          The term “Tenant’s Share” shall mean that amount set forth as such in the Lease Schedule being the ratio, which the rentable area of the Premises bears to the entire rentable area in the Building. The Tenant’s Share allocated to the Premises as it relates to the Building as a whole is not meant, nor shall it be construed, as a representation by Landlord as to the rentable or useable square footage of the Premises. The parties recognize that these ratios, as well as, the area measurements are reasonable approximations that may not be exactly precise, but both Landlord and Tenant accept such ratio and measurements as final and binding for all purposes of this Lease.

          C.          The Term “Taxes” means any and all taxes of every kind and nature whatsoever which Landlord shall pay or become obligated to pay during a calendar year (regardless of whether such taxes were assessed or became a lien during, prior or subsequent to the calendar year of payment) because of or in connection with the ownership, leasing and operation of the Property including without limitation, real estate taxes, personal property taxes, sewer rents, water rents, special assessments, transit taxes, legal fees and court costs charged for the protest or reduction of property taxes and/or assessments or an increase therein in connection with the Premises including the Building, any tax or excise on rent or any other tax (however described) on account of rental received for use and occupancy of any or all of the Building and/or the Premises, whether any such taxes are imposed by the United States, the state or other local governmental municipality, authority or agency or any political subdivision of any thereof in the Jurisdiction in which the Property is located.   Taxes shall not include any net income, capital stock, estate or inheritance taxes.

          D.          (i)     The term “Operating Costs” means any and all expenses, costs and disbursements (other than Taxes as defined in Section 4(C)) of every kind and nature whatsoever incurred by Landlord in connection with the ownership, management, maintenance, operation and repair of the Property including, without limitation, interior and/or exterior energy costs (including but not limited to the cost of electricity, steam, water, gas, fuel, heating, lighting and air conditioning), easement maintenance expenses, including assessments applicable to the Property established by any Declaration as hereinafter defined, any and all common area expenses in the development in which the Property is located, including but not limited to landscaping and other maintenance of properties which benefit the Property, usual and customary property management fees and on-site management costs (including but not limited to on-site management office rent, equipment costs, and other typical related office expenses), insurance costs (including but not limited to fire, extended coverage,  liability, workers’ compensation [and elevator] insurance, as well as all deductibles paid by Landlord for damages and injuries covered by policies of insurance maintenance for the Property, and all sums paid to satisfy judgments rendered affecting the Landlord or the Property to the extent not covered by Landlord’s insurance) and routine repairs, maintenance and interior and/or exterior decorating, wages, salaries, and benefits of employees working at the Property on a full or part-time basis (excluding those above the level of property or building manager), uniforms, supplies, sundries, sales or use taxes on supplies or services, landscape replacement, snow removal, parking lot repairs,  legal  and  accounting  costs  and  expenses, janitorial  expenses,  roof  repairs, exterminating, elevator maintenance, HVAC system maintenance, which Landlord shall be or become obligated to pay in respect of a calendar year regardless of when such Operating Costs were incurred or any other expense or charge whether or not hereinbefore mentioned which in accordance with generally accepted accounting or management principles respecting first class buildings in the Jurisdiction in which the Property is located would be considered as an expense of owning, managing, operating, maintaining or repairing the Property. For purposes of this subparagraph “the development in which the Property is located” shall be deemed to refer to any subdivision or group of subdivisions containing common areas and/or utilities and/or services benefiting the Property, including any and all Property encompassed by any declaration of easements, and/or protective covenants (“Declaration”) effecting the Property.

(ii) Operating Costs shall not include;

(a)	The cost of alterations, capital improvements, equipment replacements, and other items which under generally accepted accounting principles are properly classified as capital expenditures.

(b)	Expenses incurred for business interruption or rental value insurance.

(c)	Leasing commissions and/or expenses and advertising and promotional expenses.

(d)	Legal fees or other professional or consulting fees in connection with the negotiation of tenant leases.

(e)	Repairs required to cure violations of laws enacted prior to the date of the Lease.

(f)

The cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent that either (1) Landlord is compensated therefor through proceeds of insurance or condemnation awards; (2) Landlord failed to obtain insurance against such fire or casualty, if insurance was available at a commercially reasonable rate, against a risk of such nature at the time of same; or (3) Landlord is not fully compensated therefor due to the coinsurance provisions of its insurance policies on account of Landlord’s failure to obtain a sufficient amount of coverage against such risk. Notwithstanding the foregoing, Landlord’s reasonable insurance deductibles shall be deemed as Operating Costs.

(g)	Damage and repairs necessitated by the negligence or willful misconduct of Landlord, Landlord’s employees, or agents.

(h)	Compensation paid to officers or executives of the Landlord above the level of building or property manager.

(i)

That portion of salaries of service personnel to the extent such salaries are applicable and relate to performance of services by such personnel other than in connection with the management, operation, repair, or maintenance of the Building.

(j)	The cost of incremental expense to Landlord incurred by Landlord in curing its defaults.

(k)

Legal fees, accounting fees, and other expenses incurred specifically in connection with disputes with tenants or occupants of the Building or associated with the enforcement of the terms of any leases with tenants or the defense of Landlord’s title or interest in the Building or any part thereof.

(l)

Costs (including permits, licensing, and inspection fees) incurred in renovations or otherwise improving, decorating, painting, or altering space for tenants or other occupants of vacant space (excluding common areas) in the Building.

(m)	Any cash or other consideration paid by Landlord on account of, with respect to, or in lieu of the tenant work or alterations described in subsection (l) above.

(n)	Cost of any service provided to tenants or other occupants of the Building for which Landlord is entitled to be reimbursed.

(o)	Interest and principal payments on mortgages.

(p)	Depreciation.

(q)	Landlord shall not collect in excess of one hundred (100%) percent of Operating Costs and shall not recover any items of cost more than once.

(iii) Provided however:

(a)

The cost of any capital improvements to the Building made after the date of this Lease which are (1) intended to reduce Operating Costs or (2) required to cause the Building to comply with the Americans with Disabilities Act or (3) which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building as of the date hereof, amortized on a level pay debt service basis over fifteen (15) years, with interest at ten (10%) percent per annum shall be included in Operating Costs.

(b)

If the Building is not at least ninety-five (95%) percent occupied by tenants during all or a portion of any calendar year, then Landlord may elect to make an appropriate adjustment for such year of components of Operating Costs and the amounts thereof which may vary depending upon the occupancy level of the Building or with the number of tenants using the service, such that tenants then occupying space in the Building will pay their respective proportionate shares of the amount of such variable components of Operating Costs which would have been incurred if the Building had been ninety-five (95%) percent occupied during the entire calendar year and Landlord had paid or incurred such costs and expenses for the calendar year. Any such adjustments shall be deemed costs and expenses paid or incurred by Landlord and included in Operating Costs for such calendar year.

5.

Base Rent

          A.          Except as otherwise provided herein. Tenant shall pay as initial Base Rent to Landlord the Annual Base Rent as set forth in the Lease Schedule in equal monthly installments as set forth as the Monthly Base Rent in the Lease Schedule in advance on the first day of the first full calendar month and on the first day of each calendar month thereafter during the Term, and at the same rate for fractions of a month if the Term shall begin on any day except the first day or shall end on any day except the last day of a calendar month.

          B.          Any rent (whether Base Rent or additional rent) or other amount due from Tenant to Landlord under this Lease not paid when due shall incur a late fee equal to the greater of: (a) Two hundred fifty and 00/100 ($250.00) Dollars; or (b) interest from the date due until the date paid at the annual rate of Four (4%) Percent above the prime rate as set forth as the Base Rate on Corporate Loans published by the Wall Street Journal from time to time, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.   The covenants herein to pay rent (both Base Rent and additional rent) shall be independent of any other covenant set forth in this Lease.

          C.          Base Rent and all of the rent provided herein shall be paid without deduction or off-set in lawful money of the United States of America to Alter Asset Management, L.L.C., a Delaware limited liability company, 1980 Springer Drive, Lombard, IL  60148 (“the Management Agent”) or as designated from time to time by written notice from Landlord.   The Management Agent has full and complete authority to act on behalf of Landlord in connection with all dealings with Tenant, provided however, that the Management Agent shall not have the power to amend or modify the terms of the within Lease.

6.

Additional Rent

Taxes

          A.          If Taxes (as hereinbefore defined) for the Property, including the Building during any calendar year during the Term of this Lease shall be in excess of the Tax Estimate as set forth in the Lease Schedule, Tenant shall pay to Landlord, as additional rent for that year, an amount equal to the Tenant’ s Share of said excess, pro rated as of the Commencement Date and as of the expiration date of the Term for the first and last years of the Term.

Operating Costs

          B.          If the Operating Costs paid or incurred by Landlord during any calendar year shall be in excess of the Operating Cost Estimate as set forth in the Lease Schedule, Tenant shall pay to Landlord as additional rent for that year, an amount equal to the Tenant’s Share of said excess, pro rated as of the Commencement Date and as of the expiration date for the first and last years of the Term.

7.

Rent Adjustment Payment

          A.          Sixty (60) days prior to the commencement of the Term, Landlord shall deliver to Tenant a written statement setting forth Landlord’s good faith estimate of Tenant’s Share of Taxes and Operating Costs (a “Taxes and Operating Cost Statement”) for the remainder of the calendar year in which the Term commences. Thereafter, prior to January 1 of each subsequent calendar year, or from time to time during each subsequent calendar year, Landlord shall deliver an estimated Taxes and Operating Cost Statement pertaining to each such forthcoming calendar year. Commencing on the first full calendar month of the Term and on the first day of each calendar month thereafter during the Term, Tenant shall pay one-twelfth (1/12th) of Tenant’s Share of Taxes and Operating Costs as estimated by Landlord. Not less than on or before the first day of June of each calendar year after the initial year of the Term, Landlord shall furnish to Tenant a written statement showing in reasonable detail actual Operating Costs and Taxes for the preceding year for which such statement is furnished and showing the amount, if any, of rental adjustment due for such year.

          B.          On the monthly rental payment date  (the “adjustment date”) next following Tenant’s receipt of each such annual statement, Tenant shall pay to Landlord as additional rent an amount equal to the sum of the net aggregate rental adjustment shown on each such annual statement less the amount, if any, of the total estimated additional rent paid by Tenant during the preceding calendar year.

          C.          In the event that any such settlement required above indicates that the total additional rent paid by Tenant during the preceding calendar year exceeds the aggregate rental payable by Tenant for such calendar year, Landlord shall apply such excess on any amounts of additional rent next falling due under this Lease as long as Tenant is not then in default of any of the terms and provisions of this Lease.

          D.          The annual determination of Taxes and Operating Cost Statement shall be prepared in accordance with generally acceptable cash basis accounting principles. Tenant using either its own employee(s) or its certified public accountant shall have the right to inspect at reasonable times and in a reasonable manner, at the Landlord’s office, such of the Landlord’s books of account and records as pertain to or contain information concerning the items included in Operating Costs and Taxes for that year in order to verify the amounts thereof. Any and all information obtained through the Tenant’s inspection with respect to financial matters (including, without limitation, costs, expenses, income) and any and all other matters pertaining to the Landlord and/or the Property as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the results of any such inspection shall be held in strict confidence by the Tenant and its officers, agents, and employees; and Tenant shall cause its certified public accountant and any of its officers, agents, and employees to be similarly bound. If Tenant shall dispute any item or items included in the Operating Costs or Taxes for such year, and such dispute is not resolved by the parties within ninety (90) days after such statement is delivered to Tenant, then either party may at its sole expense, within thirty (30) days thereafter, request that a firm of independent certified public accountants mutually selected by Landlord and Tenant (“Independent Review” ) render to the parties an opinion as to whether or not the disputed item or items should have been included in the Operating Costs and/or Taxes for such year; and the opinion of such firm on such matter shall be conclusive and binding upon both parties, provided however, it shall be a further condition of Tenant’s right to conduct an Independent Review that the firm conducting the Independent Review shall not be retained upon the basis of all or a portion of its fees being contingent based upon the results of the Independent Review. Landlord and Tenant agree that the firm’s opinion shall be confidential and shall not be disclosed to any other party whatsoever.  In the event such Independent Review discloses that the amount due from Tenant was overstated in excess of five (5%) percent on an annualized basis. Landlord shall bear the reasonable cost of such Independent

Review. In all other cases, Tenant shall bear the cost of such Independent Review. Tenant employee(s) or certified public accountants may examine the records of Landlord supporting the Taxes and Operating Cost Statement at Landlord’s or the Management Agent’s office during normal business hours within forty-five (45) days after the Taxes and Operating Statement is furnished. Unless Tenant takes written exception to any item within ninety (90) days after the furnishing of the Taxes and Operating Statement (which shall be noted on the item as “paid under protest”), such Statement shall be considered as final and accepted by Tenant. Tenant shall promptly tender payment for any undisputed items and shall tender payment for any disputed items within ten (10) days after the resolution of any such dispute.

          E.          In no event shall any rent adjustment result in a decrease of the Base Rent as set forth in the Lease Schedule.

          F.          In the event of the termination of this Lease by expiration of the stated term or for any other cause or reason whatsoever prior to the determination of rental adjustment as hereinabove set forth. Tenant’s agreement to pay additional rental accrued up to the time of termination shall survive the expiration or termination of the Lease.

8.

Holding Over

          Should Tenant hold over after the termination of this Lease, by lapse of time or otherwise, Tenant shall become a tenant from month to month only upon each and all of the terms herein provided as may be applicable to such month to month tenancy and any such holding over shall not constitute an extension of this Lease; provided, however, during such holding over, Tenant shall pay Base Rent and additional rent (as heretofore adjusted, or as estimated by Landlord) at Two Hundred (200%) Percent of the rate payable for the month immediately preceding said holding over, and in addition, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant’s holding over. Alternatively, at the election of Landlord expressed in a written notice to the Tenant and not otherwise, such retention of possession shall constitute a renewal of this Lease for one (1) year at double the rent paid in the last year hereof. The provisions of this paragraph do not exclude the Landlord’s rights of re-entry or any other right hereunder.

9.

Building Services

          A.          Landlord agrees to furnish to the Premises and the common areas during reasonable hours (8:00 A.M. to 6:00 P.M. Mondays through Fridays and 8:00 A.M. to 1:00 P.M. on Saturdays) except for the following legal holidays: Memorial Day, July 4th, Labor Day, Thanksgiving, Christmas and New Years Day, and subject to the rules and regulations of the Building, passenger and freight elevator service to the extent applicable, heat and air conditioning in accordance with the design for such systems and as required in Landlord’s reasonable judgment for the comfortable use and occupancy of the Premises and common areas, subject to scheduling by Landlord. Landlord shall also furnish janitorial and cleaning services in and about the Premises, Saturdays, Sundays excepted, comparable to the standard janitor services furnished by other first class office buildings in the Jurisdiction which the property is located and further agrees to maintain and operate the Building in the manner and to the standard of other first class office buildings in the Jurisdiction which the property is located.

          B.          Neither Landlord nor Landlord’s beneficiaries, nor any company, firm or individual, operating, maintaining, managing or supervising the plant or facilities furnishing the services included in Landlord’s energy costs nor any of their respective agents, beneficiaries, or employees, shall be liable to Tenant, or any of Tenant’s employees, agents, customers or invitees or anyone claiming through or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action, because of any interruption or discontinuance at any time for any reason in the furnishing of any of such services, or any other service to be furnished by Landlord as set forth herein; nor shall any such interruption or discontinuance relieve Tenant from full performance of Tenant’s obligations under this lease.

          C.          Electricity shall not be furnished by Landlord, but except as otherwise hereinafter provided, shall be furnished by the approved electric utility company serving the area (“Electric Service Provider”). Landlord shall permit the Tenant to receive such service direct from such public utility company at Tenant’s cost, and shall permit Landlord’s wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes. Tenant shall make all necessary arrangements with the local utility company for metering and paying for electric current furnished by it to Tenant and Tenant shall pay for all charges for electric current consumed on the Premises during Tenant’s occupancy thereof. The electricity used during the performance of janitorial service, the making of alterations or repairs in the Premises, and for the operation of the Premises’ air conditioning system at times other than as provided herein; or the operation of any special air conditioning systems which may be required for data processing equipment or for other special equipment or machinery installed by Tenant, shall be paid for by Tenant. Tenant shall make no alterations or additions to the electric equipment and/or appliances without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld. Tenant also agrees to purchase from the Landlord or its agent all lamps, bulbs after the initial installation thereof, ballasts and starters used in the Premises, provided however that the availability, quality, and cost of any such items shall be comparable to that available to Tenant from other suppliers. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed thereon. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises to connect to electric current (except through existing electrical outlets in the Premises) or water pipes, any apparatus or device for the purpose of using electric current or water. If Tenant shall require water or electric current in excess of that which is respectively obtainable from existing water pipes or electrical outlets and normal for use of the Premises as general office space, Tenant shall first procure the consent of Landlord, which Landlord may not unreasonably refuse. If Landlord consents to such excess water or electric requirements, Tenant shall pay all costs including but not limited to meter service and installation of facilities necessary to furnishing such excess capacity.

          D.          (1)          Landlord has advised Tenant that presently Electric Service Provider is the utility  company  selected  by  Landlord  to  provide  electricity  service  for  the  Building. Notwithstanding the foregoing, to the extent permitted by law, Landlord shall have the right at any time and from time to time during the Term to either contract for service from a different company or companies providing electricity service (each such company hereinafter described as an “Alternate Service Provider”) or continued to contract for service from the Electric Service Provider.

                        (2)          Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times, and as reasonably necessary, shall allow Landlord, Electric Service Provider and any alternate Service Provider reasonable access to the Building’s electric lines, feeders, risers, writing, and any other machinery within the Premises.

10.

Condition of the Premises

          A.          Subject to “punch lists” heretofore referred to by taking possession of the Premises, Tenant shall be deemed to have agreed that the Premises were as of the date of taking possession, in good order, repair and condition. No promises of the Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation or warranty expressed or implied, respecting the condition of the Premises or the Building has been made by the Landlord to Tenant, unless the same is contained herein or made a part hereof.

          B.          Tenant shall, at its own expense, keep the Premises in good repair and tenantable condition, and shall promptly and adequately repair all damages to the Premises under the supervision and with the approval of Landlord and within a reasonable period of time as specified by Landlord, loss by ordinary wear and tear, fire and other casualty excepted.   If Tenant does not do so promptly and adequately, Landlord may, but need not, make such repairs and Tenant shall pay Landlord immediately upon request by Landlord.

          C.          The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements under Title III of the ADA (“Title III”) pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant’s business operations are deemed a “place of public accommodation” or a “commercial facility,” (2) whether compliance with such requirements is “readily achievable” or “technically infeasible,” and (3) whether a given alteration affects a “primary function area” or triggers so-called “path of travel” requirements. The parties acknowledge and agree that Tenant has been provided an opportunity to inspect the Premises and the Building sufficient to determine whether or not the Premises and the Building in their condition current as of the date hereof deviate in any manner from the ADA Accessibility Guidelines (“ADAAG”) or any other requirements under the ADA pertaining to the accessibility of the Premises or the Building. Tenant further acknowledges and agrees that except as may otherwise be specifically provided herein, Tenant accepts the Premises and the Building in “as-is” condition and agrees that Landlord makes no representation or warranty as to whether the Premises or the Building conform to the requirements of the ADAAG or any other requirements under the ADA pertaining to the accessibility of the Premises or the Building. Tenant has prepared or reviewed the plans and specifications for the Tenant’s Work and has independently determined that such plans and specifications are in conformance with the ADAAG and any other requirements of the ADA. Tenant further acknowledges and agrees that to the extent that Landlord prepared, reviewed or approved any of those plans and specifications, such action shall in no event be deemed any representation or warranty that the same comply with any requirements of the ADA. Notwithstanding anything to the contrary in this Lease, the parties hereby agree to allocate responsibility for Title III compliance as follows: (a) Tenant shall be responsible for all Title III compliance and costs in connection with the Premises, (including structural work, if any, and including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and (b) Landlord shall perform, and Tenant shall be responsible for the cost of, any so-called Title III “path of travel” requirements triggered by any construction activities or alterations in the Premises. Except as set forth above with respect to Landlord’s Title III obligations, Tenant shall be solely responsible for all other requirements under the ADA relating to the Tenant or any affiliates or persons or entities related to the Tenant (collectively, “Affiliates”), operations of the Tenant or Affiliates, or the Premises, including, without limitation, requirements under Title I of the ADA pertaining to Tenant’s employees.

11.

Uses Prohibited

          Tenant shall not use, or permit the Premises or any part thereof to be used, for any purpose or purposes other than as specified the Lease Schedule. No use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance upon the Building, or cause a cancellation of any insurance policy covering the Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by Landlord’s insurance policies. Tenant shall not commit or suffer to be committed, any waste upon the Premises, or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other Tenant in the Building, nor, without limiting the generality of the foregoing, shall Tenant allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose. Tenant agrees at all times to cause the Premises to be operated in compliance with all federal, state, local or municipal laws, statutes, ordinances, and rules and regulations, including but not limited to those relating to zoning, environmental protection, health, and safety. Tenant further agrees to promptly cure any such violation at its own expense, and shall furthermore defend and indemnify Landlord, beneficiaries, mortgagees, and officers, agents, and employees thereof respectively, for any and all liability, loss, costs (including attorneys’ fees and expenses), damages, responsibilities or obligations incurred as a result of any violation of any of the foregoing. Tenant shall upon request of Landlord certify in writing that it is in compliance with applicable local, state and federal environmental rules, regulations, statutes and laws for the preceding year. At the request of the Landlord, Tenant shall submit to the Landlord, or shall make available for inspection and copying upon reasonable notice and at reasonable times, any or all of the documents and materials prepared by or for Tenant pursuant to any environmental law or regulation or submitted to any governmental regulatory agency in conjunction therewith. Landlord shall have reasonable access to the Premises to inspect the same to confirm that the Tenant is using the Premises in accordance with local, state and federal environmental rules, regulations, statutes and laws. Tenant shall, at the request of the Landlord and at the Tenant’s expense, conduct such testing and analysis as is necessary to ascertain whether the Tenant is using the Premises in compliance with all local, state and federal environmental rules, regulations, statutes and laws, provided however, Landlord shall not request that Tenant conduct such tests unless Landlord has a reasonable suspicion that Tenant may be in violation of the foregoing rules, regulations, statutes, or laws. Said tests shall be conducted by qualified independent experts chosen by the Tenant and subject to Landlord’s reasonable approval. Copies of reports of any such tests shall be provided to the Landlord. The provisions within this paragraph shall survive termination of this Lease and shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns, and mortgagees thereof.

12.

Compliance With Law

          Tenant shall not use the Premises or permit anything to be done in or about the Premises which in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts. The judgment of any court of competent Jurisdiction or the admission of Tenant in an action against Tenant whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of that fact as between Landlord and Tenant.

13.

Alterations and Repairs

          A.          Tenant shall keep the Premises in good condition and repair ordinary wear and tear and loss by fire and other casualty excepted, and shall not do any painting or decorating, or erect any partitions, make any alterations in or additions, changes or repairs to the Premises without the Landlord’s prior written approval in each and every instance, such consent not to be unreasonably withheld. It shall not be unreasonable for Landlord to withhold approval of any alteration or addition which impacts structure or any Building system, or which would otherwise result in requiring additional improvements to the Premises and/or the Property. In the event Landlord grants the requested approval, Tenant shall be responsible for the cost of any such alteration or additions, as well as the cost of any improvements to the Premises and/or Property required as the result thereof. Any such approval shall further be subject to the terms and conditions of Appendix “B” attached hereto and specifically incorporated by reference herein. Unless otherwise agreed by Landlord and Tenant in writing, all such work shall be performed either by or under the direction of Landlord, but at the cost of Tenant. During the term of this Lease, no work shall be performed by or under the direction of Tenant without the express written consent of Landlord. Unless otherwise provided by written agreement, all alterations, improvements, and changes shall remain upon and be surrendered with the Premises, excepting however that at Landlord’s option, Tenant shall, at its expense, when surrendering the Premises, remove from the Premises and the Building all such alterations, improvements, and changes and further provided that Tenant shall, on the election of Landlord, remove any trade fixtures provided the Premises are restored to a condition reasonably satisfactory to Landlord. If Tenant does not remove said additions, decorations, fixtures, hardware, non-trade fixtures and improvements after request to do so by Landlord, Landlord may remove the same and Tenant shall pay the cost of such removal to Landlord upon demand. Except to the extent of Landlord’s negligent or willful act or omission, Tenant hereby agrees to hold Landlord and Landlord’s beneficiaries, their agents and employees harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations or additions. Any mechanic’s lien filed against Premises, or the Building or the Property, for work claimed to have been furnished to Tenant shall be discharged of record by Tenant within ten (10) days thereafter, at Tenant’s expense, provided however Tenant shall have the right to contest any such lien on the posting of reasonably sufficient security.

          B.          Tenant shall, at the termination of this Lease, surrender the Premises to Landlord in as good condition and repair as reasonable and proper use thereof will permit, loss by ordinary wear and tear, fire or other casualty excepted.

14.

Abandonment

          During the term, if Tenant shall abandon, vacate or surrender (whether at the end of the stated term or otherwise) the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed abandoned, at the option of the Landlord.

15.

Assignment and Subletting

          A.          Tenant shall not assign this Lease, or any interest therein and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person to occupy or use the Premises, or any portion thereof, without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld or delayed. For purposes of this Article, assignments shall be deemed to include mergers as well as reorganizations of Tenant or transfer of a majority or controlling interest in Tenant, or in the case of partnerships in any general partner of Tenant. Notwithstanding the foregoing, Landlord’s consent shall not be required for assignments or subleases to affiliates or subsidiaries of Tenant, so long as: (i) the use of the Premises does not change; (ii) Landlord is given prior notice thereof; and (iii) Tenant is not relieved of any of its liabilities or responsibilities or any liabilities hereunder. Tenant agrees all advertising by Tenant or on Tenant’s -behalf in any general circulation newspaper with respect to the leasing or subletting of the Premises or any part thereof or assignment of this Lease, must offer the space for lease at a rental not less than that for which comparable space in the Building is then being offered by Landlord for rent or not advertise the rental rate for such space.

          B.          Except for assignments and subleases to affiliates or subsidiaries as provided in the immediately preceding paragraph, Tenant shall, by notice in writing, advise Landlord of its intention from on. and after a stated date (which shall not be less than sixty (60) days after the date of Tenant’s notice) to assign or to sublet any such part of all of the Premises for the balance or any part of the Term, and, in such event Landlord shall have the right, to be exercised by giving written notice to Tenant thirty (30) days after receipt of Tenant’s notice, to recapture the space described in Tenant’s notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant’s notice. Tenant’s said notice shall state the name and address of the proposed subtenant or assignee, the proposed subtenant’s or assignee’s intended use of the Premises, and shall include the potential subtenant’s or assignee’s most current certified financial statement, and a true and complete copy of the proposed assignment or sublease or form of assignment shall be delivered to Landlord with said notice. If Tenant’s notice shall cover all of the space hereby demised and if Landlord shall give the aforesaid recapture notice with respect thereto, the Term of this Lease shall expire and end on the date stated in Tenant’s notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease be canceled pursuant to the foregoing with respect to less than the entire Premises, the rental and the escalation percentages herein reserved shall be adjusted on the basis of the number of square feet retained by Tenant in proportion to the rent and escalation percentages reserved in this Lease, and this Lease as so amended shall continue thereafter in full force and effect. If Landlord, upon receiving Tenant’s said notice with respect to any such space, shall not exercise its right to cancel as aforesaid, Landlord will not unreasonably withhold its consent to Tenant’s assigning or subletting the space covered by its notice, provided; (i) at the time thereof Tenant is not in default under this Lease, (ii) Landlord, in its sole discretion reasonably exercised, determines that the reputation, business, proposed use of the Premises and financial responsibility of the proposed sublessee or occupant, as the case may be, of the Premises are satisfactory to Landlord, (iii) any assignee or subtenant shall expressly assume all the obligations of this Lease on Tenant’s part to be performed; (iv) such consent if given shall not release Tenant of any of its obligations (including, without limitation, its obligation to pay rent) under this Lease, (v) Tenant agrees specifically to pay over to Landlord, as additional rent, all sums received by Tenant under the terms and conditions to such assignment or sublease, which are in excess of the amounts otherwise required to be paid pursuant to the Lease; (vi) a consent to one assignment, subletting occupation or use shall be limited to such particular assignment, sublease or occupation and shall not be deemed to constitute Landlord’s consent to an assignment or sublease to or occupation by another person. Any such assignment or subletting without such consent shall be void and shall, at the option of Landlord, constitute a default under this Lease. Tenant will pay all of Landlord’s costs associated with any such assignment or subletting including but not limited to reasonable legal fees; and (vii) the person or entity to whom Tenant wishes to assign or sublet is not (nor, immediately prior to such assignment or sublease, was) a tenant or occupant in the Buildings; or any other building owned or operated by Landlord or any affiliate thereof, in the same complex as the Building.

16.

Signs

          For purposes of this Lease, “signs” shall include all signs, designs, monuments, logos, banners, projected images, pennants, decals, advertisements, pictures, notices, lettering, numerals, graphics, or decorations. Tenant shall not place or affix any exterior or interior signs visible from the outside of the Premises.

17.

Damage to Property - Injury to Persons

          A.          Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, to the extent permitted by law, hereby waives all claims except claims caused by or resulting from the non-performance of the Landlord, willful or negligent act or omission of Landlord, its agents, servants or employees which Tenant or Tenant’s successor or assigns may have against Landlord, its agents, servants, or employees for loss, theft or damage to the property and for injuries to persons in, upon or about the Premises or the Building from any cause whatsoever. Tenant will hold Landlord, its agents, servants, and employees exempt and harmless from and on account of any damage or injury to any person, or to the goods, wares, and merchandise of any person, arising from the uses of the Premises by Tenant or arising from the failure of Tenant to keep the Premises in good  condition as herein provided  if non-performance by the Landlord or negligence of the Landlord, its agents, servants or employees does not contribute hereto.  Neither Landlord nor its agents, servants, employees shall be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the same Building, or by any owner or occupant of adjoining or contiguous property, provided however, that the provisions of this paragraph shall not apply to negligent or willful act or omission of Landlord or misconduct of any such individuals or entities.  Tenant agrees to pay for all damage to the Building or the Premises, as well as all damage to tenants or occupants thereof caused by Tenant’s misuse or neglect of the Premises, its apparatus or appurtenances or caused by any licensee, contractor, agent or employees of Tenant.

          B.          Particularly, but not in limitation of the foregoing paragraph, all property belonging to Tenant or any occupant of the Premises that is in the Building or the Premises shall be there at the risk of Tenant or other person only, and Landlord or its agent, servants, or employees (except in case of non-performance by the Landlord or negligent or willful act or omission of Landlord or its agents, servants, employees) shall not be liable for: damage to or theft of or misappropriation of such property; nor for any damage to property entrusted to Landlord, its agents, servants, or employees, if any; nor for the loss of or damage to any property by theft or otherwise, by any means whatsoever, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, snow, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever; nor for interference with the light or other incorporeal hereditaments, nor for any latent defect in the Premises or in the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

          C.          In case any action or proceeding be brought against Landlord by reason of any obligation on Tenant’s part to be performed under the term of this Lease, or arising from any act or negligence of the Tenant, or of its agents or employees, Tenant, upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord.

          D.          Tenant shall maintain in full force and effect during the term of this Lease (including any period prior to the beginning of the term during which Tenant has taken possession and including also any period of extension of the Term in which Tenant obtains possession), in responsible companies approved by Landlord (i) All-Risk fire and extended coverage insurance (including an endorsement for vandalism and malicious mischief) covering all Tenant’s property in, on or about the Premises, with full waiver of subrogation rights against Landlord in an amount equal to the full replacement cost of such Property, and (ii) Commercial general liability insurance including products and completed operations insuring Tenant against all claims, demands or action for bodily injury and property damage with limits of not less than THREE MILLION ($3,000,000.00) DOLLARS each occurrence and in the aggregate. The aggregate limit shall apply separately to each location. A separate limit of THREE MILLION ($3,000,000.00) DOLLARS each occurrence and in the aggregate shall be provided for products and completed operations or such other amounts as Landlord may reasonably require from time to time. All such policies, shall name Landlord, any mortgagees of Landlord, and all other parties designated by Landlord as additional parties insured. All liability policies shall cover the entire demised premises, and (iii) Auto liability insurance coverage in an amount of $1,000,000.00 per occurrence, including comprehensive form, as well as coverage for owned, hired, and non-owned vehicles, and (iv) Workers’ Compensation and Employers Liability insurance coverage with terms and limits in accordance with statutory requirements. Landlord shall maintain in full force and effect during the term of this Lease special causes of loss coverage insurance for the full replacement cost of the Building, the premium for which shall be included in the Operating Costs.

          E.          All insurance policies shall indicate that at least thirty (30) days prior written notice shall be delivered to all additional parties insured by the insurer prior to modification, termination, or cancellation of such insurance and Tenant shall provide Certificates of Insurance, not less than ten (10) days prior to the Commencement Date, evidencing the aforesaid coverage to all insured. Failure of Tenant to provide the insurance coverage set forth in paragraph D above shall entitle Landlord to either (a) treat said failure as a default and/or (b) obtain such insurance and charge Tenant the premiums therefor plus interest thereon as additional rent. Tenant shall not violate or permit a violation of any of the conditions or terms of any such insurance policies and shall perform and satisfy all reasonable requirements of the insurance company issuing such policies.  With respect to any insurance policy procured to comply with any financial assurance requirement imposed by any state or federal law or regulation, or to any other casualty, property, or environmental impairment insurance purchased by Tenant, such policy or policies shall name Landlord and any mortgagees of Landlord as additional insured.  All insurance to be provided by Tenant shall be primary and non-contributory, with all insurance maintained by Landlord to be excess coverage.

18.

Damage or Destruction

          In the event the Premises or the Building are damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Building, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefor, provided such repairs can, in Landlord’s reasonable opinion, be made within two hundred seventy (270) days after the occurrence of such damage without the payment of overtime or other premiums. Until such repairs are completed, the rent shall continue to be paid by Tenant’s rental insurance and shall otherwise be abated to the extent the Premises are rendered untenantable. If repairs cannot, in Landlord’s reasonable opinion be made within two hundred seventy (270) days, Landlord shall notify Tenant within thirty (30) days the occurrence of such damage of its determination, in which event, or in the event such repairs are commenced but are not substantially completed within two hundred seventy (270) days of the date of such occurrence, either party may, by written notice to the other, cancel this Lease as of the date of the occurrence of such damage. Except as provided in this Section, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business or property arising from any such fire or other casualty or from the making or not making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind on Tenant’s furniture or furnishings or on any fixtures or equipment removable by Tenant under the provisions of this Lease and that Landlord shall not be obliged to repair any damage thereto or replace the same. Landlord shall not be required to repair any injury or damage caused by fire or other cause, or to make any repairs or replacements to or of improvements installed in the Premises by or for Tenant.

19.

Entry by Landlord

          Landlord and its agents shall have the right to enter the Premises at all reasonable times (upon reasonable notice except in cases of emergency) for the purpose of examining or inspecting the same, to supply janitorial services and any other service to be provided by Landlord to Tenant hereunder or any other tenants, to show the same to prospective purchasers or tenants of the Building, and make such alterations, repairs, improvements, or additions, whether structural or otherwise, to the Premises or to the Building as Landlord may deem necessary or desirable. Landlord may enter by means of a master key without liability to Tenant except for any failure to exercise due care for Tenant’s property and without affecting this Lease. Landlord shall use reasonable efforts on any such entry not to unreasonably interrupt or interfere with Tenant’s use and occupancy of the Premises.

20.

Insolvency or Bankruptcy

          A.          In the event that Tenant shall become a debtor under Chapter 7, 11 or 13 of the Bankruptcy Code (“Debtor”) and the trustee (“Trustee”) or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all of the terms and conditions of Sections 20.B and 20.D hereof are satisfied. The Tenant acknowledges that it is essential to the ability of Landlord to continue servicing the mortgage on the Building that a decision on whether to assume or reject this Lease be made promptly. Under these circumstances, Tenant agrees that should Tenant, as debtor-in-possession (“Debtor-in-Possession”) or any Trustee appointed for Tenant, fail to elect to assume this Lease within sixty (60) days after the filing of the petition under the Bankruptcy Code (“Tenant’s Petition”), this Lease shall be deemed to have been rejected. Tenant further knowingly and voluntarily waives any right to seek additional time to affirm or reject the Lease and acknowledges that there is no cause to seek such extension. If Tenant, as Debtor-in-Possession, or the Trustee abandons the Premises, the same shall be deemed a rejection of the Lease. Landlord shall be entitled to at least thirty (30) days prior written notice from Tenant, as Debtor-in-Possession, or its Trustee of any intention to abandon the Premises. Landlord shall thereupon be immediately entitled to possession of the Premises without further obligation to Tenant or the Trustee, and this Lease shall be cancelled, but Landlord’s right to be compensated for damages in such liquidation proceeding shall survive.

          B.          No election by the Trustee or Debtor-in-Possession to assume this Lease, whether under Chapter 7, 11 or 13, shall be effective unless each of the following conditions, which Landlord and Tenant acknowledge are commercially reasonable in the context of a bankruptcy proceeding of Tenant, have been satisfied, and Landlord has so acknowledged in writing:

(1)    The Trustee or the Debtor-in-Possession has cured, or has provided Landlord adequate assurance (as defined below) that:

(a)    Within ten (10) days from the date of such assumption the Trustee will cure all monetary defaults under this Lease; and

(b)    Within thirty (30) days from the date of such assumption the Trustee will cure all non-monetary defaults under this Lease.

(2)     The Trustee or the Debtor-in-Possession has compensated, or has provided to Landlord adequate assurance that within ten (10) days from the date of assumption Landlord will be compensated, for any pecuniary loss incurred by Landlord arising from the default of Tenant, the

Trustee, or the Debtor-in-Possession as recited in Landlord’s written statement of pecuniary loss sent to the Trustee or Debtor-in-Possession.

(3)    The Trustee or the Debtor-in-Possession has provided Landlord with adequate assurance of the future performance (as defined below) of each of Tenant’s the Trustee’s or Debtor-in-Possession’s obligations under this Lease, provided, however, that:

(a)    The Trustee or Debtor-in-Possession shall also deposit with Landlord, as security for the timely payment of rent, an amount equal to three (3) months Base Rent (as adjusted pursuant to Section 20.B,(3)(c) below) and other monetary charges accruing under this Lease; and

(b)     If not otherwise required by the terms of this Lease, the Trustee or Debtor-in-Possession shall also pay in advance one-twelfth (1/12th) of Tenant’s annual obligations under this Lease for Operating Costs, Taxes, insurance and similar charges.

(c)     From and after the date of the assumption of this Lease, the Trustee or Debtor-in-Possession shall pay as minimum rent an amount equal to the sum of the minimum rent otherwise payable hereunder, within the five (5) year period prior to the date of Tenant’s Petition, which amount shall be payable in advance in equal monthly installments.

(d)     The obligations imposed upon the Trustee or Debtor-in-Possession shall continue with respect to Tenant or any assignee of this Lease after the completion of bankruptcy proceedings.

(4)    The assumption of the Lease will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Property.

(5)     The Tenant as Debtor-in-Possession or its Trustee shall provide the Landlord at least forty-five (45) days’ prior written notice of any proceeding concerning the assumption of this Lease.

(6)     For purposes of this Section 20.B, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum “adequate assurance” shall mean:

(a)     The Trustee or the Debtor-in-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Debtor-in-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease.

(b)     The Bankruptcy Court shall have entered an order segregating sufficient cash payable to Landlord, and/or the Trustee or Debtor-in-Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, the Trustee or Debtor-in- Possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Debtor-in-Possession, to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

          C.          In the event that this Lease is assumed by a Trustee appointed for Tenant or by Tenant as Debtor-in-Possession, under the provisions of Section 20.B hereof, and thereafter Tenant is liquidated or files a subsequent Tenant’s Petition for reorganization or adjustment of debts under Chapter 11 or 13 of the Bankruptcy Code, then, and in either of such events, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant written notice of its election to so terminate, within thirty (30) days after the occurrence of either of such events.

          D.          If the Trustee or Debtor-in-Possession has assumed this Lease pursuant to the terms and provisions of 20.A and 20.B hereof, for the purpose of assigning (or elects to assign) Tenant’s interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance as defined in this Section 20. D of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant.

                         For purposes of this Section 20. D, Landlord and Tenant acknowledge that, in the contest of a bankruptcy proceeding of Tenant, at a minimum “adequate assurance of future performance” shall mean that each of the following conditions have been satisfied, and Landlord has so acknowledged in writing:

 (a)     The assignee has submitted a current financial statement audited by a certified public accountant which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of Tenant’s obligations under this Lease;

(b)     The assignee, if requested by Landlord, shall have obtained guarantees in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord’s standards of creditworthiness; and

(c)     The Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

          E.          When, pursuant to the Bankruptcy Code, the Trustee or Debtor-in-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises or any portion thereof, such charges shall not be less than the minimum rent as defined in this Lease and other monetary obligations of Tenant for the payment of Operating Costs, Taxes, insurance and similar charges.

          F.           Neither Tenant’s interest in this Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law, unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain Landlord’s consent, or Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent.

          G.          In the event the estate of Tenant created hereby shall be taken in execution or by the process of law, or if Tenant or any guarantor of Tenant’s obligations shall be adjudicated insolvent pursuant to the provisions of any present or future insolvency law under state law, or if any proceedings are filed by or against such guarantor under the Bankruptcy Code, or any similar provisions of any future federal bankruptcy law, or if a custodian receiver or Trustee of the property of Tenant or such guarantor shall be appointed under state law by reason of Tenant’s or such guarantor’s insolvency or inability to pay its debts as they become due or otherwise, or if any assignment shall be made of Tenant’s or such guarantor’s property for the benefit of creditors under state law; then and in any such event Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of the election to so terminate within thirty (30) days after the occurrence of such event.

21.

Default

          A.           If any of the following events of default shall occur, to wit;

                         (i)     Tenant defaults for more than five (5) days after notice of default after the due date therefor in the payment of rent (whether Base Rent or additional rent) or any other sum required to be paid hereunder, or any part thereof, or

                          (ii)     Tenant defaults in the prompt and full performance of any other (i.e. other than payment of rent or any other sum) covenant, agreement or condition of this Lease and such other default shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant (unless such other default involves a hazardous condition, in which event it shall be cured forthwith), provided however in the event such default cannot be cured within a period of twenty (20) days and Tenant is diligently attempting to cure such default, the time period to cure same shall be reasonably extended but in no event for a period of more than ninety (90) days, or

                          (iii)     The leasehold interest of Tenant be levied upon under execution or be attached by process of law, or if Tenant abandons the Premises, or

                          (iv)     Bankruptcy or insolvency of Tenant, then in any such event, Landlord, besides other rights or remedies, it may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises; such Property may be removed and stored in any other place in the Building in which the Premises are situated, or in any other place, for the account of and at the expense and at the risk of Tenant.

          B.          Tenant hereby waives all claims for damages which may be caused by the re-entry of Landlord and taking possession of the Premises or removing or storing the furniture and property as herein provided, and will save Landlord harmless from any loss, costs, or damages occasioned Landlord thereby, and no such re-entry shall be considered or construed to be a forcible entry.

          C.          Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law; it may either terminate this Lease or it may from time to time, without terminating this Lease, re-let the Premises or any part thereof for such terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises.

          D.          Landlord may elect to apply rentals received by it (i) to the payment of any indebtedness, other than rent, due hereunder from Tenant to Landlord; (ii) to the payment of any cost of such re-letting including but not limited to any broker’s commissions or fees in connection therewith; (iii) to the payment of the cost of any alterations and repairs to the Premises; (iv) to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should such rentals received from such re-letting after application by Landlord to the payments described in foregoing clauses (i) through (iv) during any month be less than that agreed to be paid during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly on demand by Landlord.

          E.          In lieu of electing to receive and apply rentals as provided in the immediately preceding paragraph, Landlord may elect to receive from Tenant as and for Landlord’s liquidated damages for Tenant’s default, an amount equal to the present value of the entire amount of Base Rent provided for in this Lease for the remainder of the Term, which amount shall be forthwith due and payable by Tenant upon its being advised of such election by Landlord.

          F.          No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of same is given to Tenant or unless the termination thereof be decreed by a court of competent Jurisdiction.  Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

          G.          Nothing herein contained shall limit or prejudice the right of Landlord to provide for and obtain as damages by reason of any such termination of this Lease or of possession an amount equal to the maximum allowed by any statute or rule of law in effect at the time when such termination takes place, whether or not such amount be greater, equal to or less than the amounts of damages which Landlord may elect to receive as set forth above.  Notwithstanding anything to the contrary herein contained or any other rights exercised by Landlord hereunder, upon the occurrence of an event of a monetary or material default by Tenant under the terms of this Lease, rent which otherwise would be due or would have been due except for any abatement provided for in this Lease shall be immediately due and payable.

22.

Rules and Regulations

          The rules and regulations attached hereto and marked Appendix “C”, as well as such reasonable rules and regulations as may be hereafter adopted by Landlord for the safety, care and cleanliness of the Premises and the preservation of good order thereon, are hereby expressly made a part hereof, and Tenant agrees to obey all such rules and regulations. The violation of any such rules and regulations by Tenant shall be deemed a default under this Lease by Tenant, affording Landlord all those remedies set out in the Lease. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building or any of said rules and regulations. Landlord agrees all rules and regulations shall be uniformly enforced.

23.

Non Real Estate Taxes

          During the term hereof, Tenant shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises, and Tenant shall cause said fixtures, furnishing, equipment and other personal property to be assessed and billed separately from the real property of Landlord. In the event any or all of the Tenant’s fixtures, furnishings, equipment and other personal property shall be assessed and taxed with the Landlord’s real property, the Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to the Tenant’s property.

24.

Personal Property

          Tenant hereby conveys to the Landlord all the personal property situated on the Premises as security for the payment of all rentals due or to become due hereunder. Said property shall not be removed therefrom without the consent of the Landlord, until all rent due or to become due hereunder shall have first been paid and discharged. It is intended by the parties hereto that this Lease constitutes a security agreement creating a security interest in and to such property, and Landlord, upon default of Tenant in the payment of rent, shall have all the rights of a secured party as provided in the Uniform Commercial Code, as from time to time in effect. Tenant further agrees to execute any financing statements required to perfect Landlord’s interest in such property.

25.

Eminent Domain

          If the Building, or a substantial part thereof or a substantial part of the Premises, shall be lawfully taken or condemned or conveyed in lieu thereof, (or conveyed under threat of such taking or condemnation), for any public or quasi-public use or purpose, the term of this Lease shall end upon and not before the date of the taking of possession by the condemning authority and without apportionment of the award. Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award and specifically agrees that any such award shall be the entire property of Landlord in which Tenant shall not be entitled to share. Tenant further waives any right to challenge the right of the condemning authority to proceed with such taking, Current rent shall be apportioned as of the date of such termination. If any part of the Building other than the Premises or not constituting a substantial part of the Premises, shall be so taken or condemned (or conveyed under threat of such taking or condemnation), or if the grade of any street adjacent to the Building is changed by any competent authority and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building, Landlord shall have the right to cancel this Lease upon not less than ninety (90) days notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation, and Tenant shall have no right to share in any condemnation award or in any judgment for damages or in any proceeds of any sale made under any threat of condemnation or taking. Tenant shall have the right to separately pursue its own award for relocation expenses in the event of such condemnation proceedings.

26.

Subordination

          A.           Landlord has heretofore and may hereafter from time to time execute and deliver mortgages or trust deeds in the nature of a mortgage, both referred to herein as “Mortgages” against the Land and Building, or any interest therein. If requested by the mortgagee or trustee under any Mortgage, Tenant will either (a) subordinate its interest in this Lease to said Mortgages, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, modifications and extensions thereof, or (b) make Tenant’s interest in this Lease inferior thereto; and Tenant will promptly execute and deliver such agreement or agreements as may be reasonably required by such mortgage or trustee under any Mortgage, provided however that any such subordination shall provide that so long as Tenant is not in default hereunder, its tenancy shall not be disturbed.

          B.          It is further agreed that (i) if any Mortgage shall be foreclosed (a) the liability of the mortgagee or trustee thereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Building and such liability shall not continue or survive after further transfer of ownership; and (b) upon request of the mortgagee or trustee, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment; and (ii) this Lease may not be modified or amended so as to reduce the rent or shorten the term provided hereunder, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered without the prior written consent, in each instance of the mortgagee or trustee under any Mortgage.   It is understood that Tenant’s tenancy shall not be disturbed so long as Tenant is not in default under this Lease.

          C.          No mortgagee and no person acquiring title to the premises by reason of foreclosure of any Mortgage or by conveyance in lieu of foreclosure shall have any obligation or liability to Tenant on account of any security deposit unless such mortgagee or title holder shall receive such security deposit in cash.

27.

Waiver

          The waiver of Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained. The acceptance of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. It is understood and agreed that the remedies herein given to Landlord shall be cumulative, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy. It is also agreed that after the service of notice or the commencement of a suit or judgment for possession of the Premises, Landlord may collect and receive any monies due, and the payment of said monies shall not waive or affect said notice, suit or judgment.

28.

Inability To Perform

          This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall not be affected, impaired or excused, nor shall Landlord at any time be deemed to be in default hereunder because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or by implication to be supplied or is unable to make, or is delayed in making any Tenant improvement, repair, additions, alterations, or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any outside cause whatsoever beyond the reasonable control of Landlord, including but not limited to riots and civil disturbances, acts of terrorism, or energy shortages or governmental preemption in connection with a national emergency or by reason of any rule, order, or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

29.

Subrogation

          The parties hereto agree to use good faith efforts to have any and all fire, extended coverage or any and all material damage insurance which may be carried endorsed with a subrogation clause substantially as follows: “This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for loss occurring to the property described herein”; and each party hereto waives all claims for recovery from the other party for any loss or damage (whether or not such loss or damage is caused by negligence of the other party and notwithstanding any provision or provisions contained in this Lease to the contrary) to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance, subject to the limitation that this waiver shall apply only when it is permitted by the applicable policy of insurance.

30.

Sale by Landlord

          In the event of a sale or conveyance by Landlord of the Building containing the Premises, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. If any security deposit has been made by Tenant hereunder, Landlord shall transfer such security deposit to such successor in interest of Landlord and thereupon Landlord shall be released from any further obligations hereunder. This Lease shall not be affected by any such sale, and the Tenant agrees to attorn to the purchaser or assignee.

31.

Rights of Landlord To Perform

          All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or release Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the rate heretofore set forth with respect to late payments of rent, computed from the date of such payment by Landlord shall be payable to Landlord on demand and the Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of rent.

32.

Attorneys’ Fees

          In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease, or any right of either party hereto, the unsuccessful party of such litigation, shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred therein. Moreover, if either party, without fault is made a party to any litigation instituted by or against the other party, the other party shall indemnify such party without fault against and save it harmless from all costs and expenses, including reasonable attorneys’ fees incurred by it in connection therewith.

33.

Estoppel Certificate

          Either party shall at any time and from time to time upon not less than ten (10) days’ prior written notice from the other execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid and acknowledging that there are not, to such certifying party’s knowledge, any uncured defaults on the part of the other party hereunder or specifying such defaults if any are claimed, as well as any other reasonable information requested by Landlord. In the case of a statement made by Tenant, it is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance and that not more than two (2) months’ rental has been paid in advance.

34.

Preparation

          Landlord agrees to cause the Premises to be completed in accordance with the plans, specification and agreements approved by both parties on the terms, conditions, and provision as provided in the plans attached hereto in Appendix “D” which is attached hereto and made a part of this Lease.

35.

Notice

          Any notice from Landlord to Tenant or from Tenant to Landlord may be served personally, by mail, by overnight delivery, by affixing a copy on any door leading into the Premises or by facsimile transmission.  If served by mail, notice shall be deemed served on the second day after mailing by registered or certified mail, addressed to Tenant at the Premises or to Landlord at the place from time to time established for the payment of rent and a copy thereof shall until further notice, be served personally or by registered or certified mail to Landlord at the address shown for service of notice in the Lease Schedule. In the event of a release or threatened release of pollutants or contaminants to the environment resulting from Tenant’s activities at the site or in the event any claim, demand, action or notice is made against the Tenant regarding Tenant’s failure or alleged failure to comply with any local, state and federal environmental rules, regulations, statutes and laws, the Tenant shall immediately notify the Landlord in writing and shall give to Landlord copies of any written claims, demands or actions, or notices so made.

36.

Deposit

          Tenant will deposit with Landlord the amount set forth as the Security Deposit in the Lease Schedule as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may use, apply or retain all or any part of this Security Deposit for the payment of any rent and any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is to be used or applied, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option to the last assignee of Tenant’s interest hereunder) at the expiration of the lease term and upon Tenant’s vacation of the Premises.

37.

Rights Reserved

          Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual or disturbance of Tenant’s use of possession or giving rise to any claim for set-off or abatement of rent:

          (a)          To change the Building’s name or street address;

          (b)          To install, affix and maintain any and all signs on the interior or exterior of the Building;

          (c)          To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all interior or exterior lighting of the Building;

          (d)          To designate, restrict and control all sources from which Tenant may obtain sign painting and lettering, food and beverages or other services on the Premises, and in general to designate, limit, restrict and control any service in or to the Building and its Tenant, provided such services as are designated by Landlord are reasonably competitive as to the rates charged thereby, and further provided that such designation, restrictions, or controls do not prohibit Tenant’s operations in accordance with the terms of this Lease. No vending or dispensing machines of any kind shall be placed in or about the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, it is understood that Tenant shall have the right to operate beverage machines, microwave ovens, and refrigerators for the convenience of its employees and invitees;

          (e)          To retain at all times, and to use in appropriate instances, keys and/or keycards, to all doors within and into the Premises. No locks or bolts shall be altered, changed or added without the prior written consent of Landlord;

          (f)          To decorate or to make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purpose to enter upon the Premises, and during the continuance of said work to temporarily close doors, entryways, and public spaces in the Building and to interrupt or temporarily suspend Building services and facilities, provided that Tenant is not prevented from access to the Premises;

          (g)          To prescribe the location and style of the suite number and identification sign or lettering for the Premises occupied by Tenant;

          (h)          To enter the Premises at reasonable hours for reasonable purposes upon reasonable notice except in cases of emergency, including inspection and supplying janitorial or any other service or other service to be provided to Tenant hereunder;

          (i)          To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to watchmen by designation or otherwise, and to establish their right to enter or leave in accordance with the provisions of the Lease. Landlord shall not be liable except for the willful or negligent act or omission of Landlord in damages for any error with respect to admission to or eviction or exclusion from the Building of any person. In case of fire, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Building during the continuance of the same or otherwise take such action or preventive measures deemed necessary by Landlord for the safety of the Tenants or other occupants of the Building or the protection of the Building and the property in the Building. Tenant agrees to cooperate in any reasonable safety program developed by Landlord;

          (j)          To control and prevent access to common areas and other non-general public areas including any loading docks, service elevators, or roof;

          (k)          To have and retain a paramount title to the Premises free and clear of any act of Tenant;

          (I)          To grant to anyone the exclusive right to conduct any business or render any services in the Building, which do not interfere with Tenant’s use of the Premises;

          (m)          To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Building, and to require all such items and furniture to be moved into and out of the Building and the Premises only at such times and in such manner as Landlord shall direct in writing. Movements of Tenant’s property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the building.

38.

Substitution of Space

          At any time hereafter, Landlord may substitute for the Premises other premises (herein referred to as “The New Premises”) provided:

          (a)          The New Premises shall be substantially similar to the Premises in area and use for Tenant’s purposes and shall be located in the Oak Creek Center, and if Tenant is already in occupancy of the Premises, then in addition;

          (b)          Landlord shall pay the expense of Tenant for moving from the Premises to The New Premises and for improving The New Premises so they are substantially similar to the Premises;

          (c)          Such move shall be made during evenings, weekends, or otherwise so as to incur the least inconvenience to Tenant; and

          (d)           Landlord shall first give Tenant at least thirty (30) days’ notice before making such change. If Landlord shall exercise his right hereunder, The New Premises shall thereafter be deemed, for purposes of this Lease, as the Premises.

39.

Real Estate Broker

          Tenant represents that Tenant has dealt directly with and only with the brokers set forth in the Lease Schedule as brokers in connection with this Lease and agrees to indemnify and hold Landlord harmless from all claims or demands of any other broker or brokers for any commission alleged to be due such broker or brokers in connection with its participating in the negotiation with Tenant of this Lease.

40.

Miscellaneous Provisions

          A.          Time is of the essence of this Lease and each and all of its provisions.

          B.          Submission of this instrument for examination or signature by Tenant does not constitute a reservation or offer or option for lease, and it is not effective as a lease or otherwise so as to incur the least inconvenience to Tenant.   Tenant acknowledges and agrees with Landlord that, except as may be specifically set forth elsewhere in this Lease, neither Landlord, nor any employee of Landlord, nor other party claiming to act on Landlord’s behalf, has made any representations, warranties, estimations, or promises of any kind or nature whatsoever relating to the physical condition of the Building in which the Premises are located, or the land under the Building, including by way of example only, the fitness of the Premises for Tenant’s intended use or the actual dimensions of the Premises or Building; and

          C.          The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions.

          D.          This Lease shall be governed by and construed pursuant to the laws of the Jurisdiction on which the property is located.

          E.          Should any mortgage require a modification of this Lease, which modifications will not bring about any increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees not to unreasonably withhold or delay its consent to such modification.

          F.          Tenant agrees to provide to Landlord, upon request, a current financial statement of Tenant certified by an authorized representative of Tenant to be true and correct, and further agrees to provide any other financial information reasonably requested by Landlord.

          G.          All rights and remedies of Landlord under this Lease, or that may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its Management Agent, and all legal proceedings for the enforcement of any such rights or remedies, including distress for rent, forcible detainer, and any other legal or equitable proceedings, may be commenced and prosecuted to final judgment and execution by Landlord in its own name individually or in its name or by its agent. Tenant conclusively agrees that Landlord has full power and authority to execute this Lease and to make and perform the agreements herein contained and Tenant expressly stipulates that any rights or remedies available to Landlord either by the provision of this Lease or otherwise may be enforced by Landlord in its own name individually or in its name by agent or principal.

          H.          All of the covenants and conditions of this Lease shall survive termination of the Lease.

          I.          The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

          J.          Any and all Exhibits or Appendices attached hereto are expressly made a part of this Lease.

          K.          Upon termination of the Lease or upon Tenant’s abandonment of the leasehold, the Tenant shall, at its sole expense, remove any equipment which may cause contamination of the property, and shall clean up any existing contamination in compliance with all applicable local, state and federal environmental rules, regulations, statutes and laws or in accordance with orders of any governmental regulatory authority.

          L.          This is a commercial lease and has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and both parties agree and represent each to the other that they have had the opportunity to obtain counsel of their own choice to represent them in the negotiation and execution of this Lease, whether or not either or both have elected to avail themselves of such opportunity. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party.

          M.          WAIVER OF RIGHT TO TRIAL BY JURY. Landlord and Tenant hereby waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by each of parties hereto and each party acknowledges to the other that neither the other party nor any person acting on its respective behalf has made any representations to induce this waiver of trial by jury or in any way to modify or nullify its effect. The parties acknowledge that they have read and understand the meaning and ramifications of this waiver provision and have elected same of their own free will.

          N.           Landlord hereby covenants that so long as Tenant is not in default under the terms and provisions of this Lease, Tenant shall be entitled to quiet enjoyment of the Premises.

          O.           This Lease does not grant any rights to light or air over or about the real property of Landlord. Except to the extent specifically otherwise herein provided, Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Building, all rights to and the land and improvements below the improved floor level of the Building, to the improvements and air rights above the Building and to the improvements and air rights located outside the demising walls of the Building and to such areas within the Building required for installation of utility lines and other installations required to serve any occupants of the Building and to maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein.

41.

Tenant-Corporation or Partnership

          In case Tenant is a corporation, Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of the Tenant and constitutes the valid and binding agreement of the Tenant in accordance with the terms hereof. In case Tenant is a partnership, Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms, Also, it is agreed that each and every present and future partner in Tenant shall be and remain at all times jointly and severally liable hereunder and that the death, resignation or withdrawal of any partner shall not release the liability of such partner under the terms of this Lease unless and until the Landlord shall have consented in writing to such release. In case Tenant is a limited liability company, Tenant represents and warrants that this Lease has been duly authorized, executed, and delivered by and on behalf of the Tenant and constitutes a valid and binding agreement of the Tenant in accordance with the terms hereof.

42.

Successors and Assigns

          The covenants and conditions herein contained shall apply to and bind the respective heirs, successors, Executors, administrators, and assigns of the parties hereto. The terms “Landlord” and “Tenant” shall include the successors and assigns of either such party, whether immediate or remote.

43.

Option to Renew

          So long as Tenant is not in default, Landlord hereby grants and gives to Tenant one (1) three (3) year option to extend the term of this Lease, as hereby renewed, upon the same terms and conditions except that the Monthly Base Rent shall be the then prevailing fair market rent including concessions. Tenant shall exercise said option no later than twelve (12) months prior to the expiration of the then current term. Said notice of exercise shall be in writing and sent certified mail, return receipt requested. Failure to so exercise said renewal in the time manner as herein provided shall render same null and void and of no further force or effect.

          IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease the day and year first above written.

Landlord:

SMII OAK CREEK/LP, L.P., a Delaware limited partnership

BY: KOLL BREN SCHREIBER REALTY ADVISORS, INC., acting as Owners Representative

	BY:	/s/ JOHN P. EHLI

John P. Ehli
	Its:	Vice President
Tenant:

CRESCENT MORTGAGE

	BY:	/s/ JOHN J. CAPPELLO

John J. Cappello
	Its:	Senior Vice President

APPENDIX “A”

[GRAPHIC APPEARS HERE]

APPENDIX “B”

FACILITY ALTERATION PROCEDURE

To follow is the approved procedure, which is acceptable in the event that you, as Tenant, should desire to alter the Premises, which you occupy. All of the below steps must be completed before any alterations are performed.

1.

A letter requesting approval and describing the proposed alteration to the Premises must be sent to Landlord. This letter must be signed by the original signatory of the lease document or another authorized representative of Tenant and it must be received by Landlord prior to the commencement of any work.

2.

Copies of all sketches or drawings of the proposed alteration(s) must be submitted to Alter Asset Management, L.L.C. (“AAM”) for approval by the Landlord. Landlord’s approval of the plans, specifications and working drawings for Tenant’s alteration shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with laws, and/or rules and regulations of governmental agencies or authorities.

3.

It is the sole responsibility of the Tenant to contact local authorities, secure any necessary permits and to comply with any and all applicable codes and ordinances. Evidence of this shall be by copy of any building permit(s) or a letter from local authorities indicating that same is waived or not necessary.

4.

Insurance: All contractors and all subcontractor of any tier shall deliver to AAM prior to commencement of any work, a Certificate of Insurance and the certificate must name the following as Additional Insureds with respect to commercial general liability insurance coverage:

SMII OAK CREEK/LP, L.P., a Delaware limited partnership (Owner) and Koll Bren Schreiber Realty Advisors, Inc., as Owners Representative, it’s agents and beneficiaries thereunder, and Alter Asset Management, L.L.C., as managing agent, all as their interests may appear, are additional insureds.

5.	The Tenant hereby holds the Landlord, it’s agents, beneficiaries, and AAM, each of them individually and severally harmless from any and all liability resulting from work being performed.

6.

No reasonable request for a facility alteration will be denied providing the structure itself is not altered or endangered, the buildings systems are not affected, the roof is not penetrated, and the procedure as outlined herein is fully and completely followed carefully. However, the decision to approve or deny any alteration lies solely at the discretion of Landlord. If a roof penetration is required by Tenant, Tenant must use the Landlord’s roof contractor to complete the work at Tenant’s sole cost.

7.

Upon receipt of complete sets of those items numbered one (1) through five (5) above, Tenant will be provided with a written response from AAM as to whether Tenant may proceed with the alteration requested.

8.	Proceeding with any alteration to your Premises without complete compliance with all of the foregoing is in direct violation of your Lease, and could result in litigation.

9.	AAM must be notified in writing upon completion of any approved alteration.

10.

A copy of a Contractor’s Sworn Statement must be submitted to AAM prior to the start of any work. Upon completion of the work, final waivers of lien from each subcontractor in accordance with the Contractor’s Sworn Statement, including any change orders executed during the course of the work, must be submitted to AAM. Landlord reserves the right to require Tenant to post a deposit in an amount determined by Landlord prior to the start of any work hereunder.

11.

It shall be at the sole option of the Landlord to require that any alteration become a part of the Premises, or be restored to its original condition at such time that Tenant has surrendered Premises. If required, said restoration shall be at the sole expense of the Tenant.

12.

Landlord reserves the right to charge Tenant a fee for services to review plans and specifications, to review work as it progresses, to evaluate that work in place is consistent with plans, and to prepare a final inspection and punchlist. The amount of the fee shall be the greater of two percent (2%) of the cost of the work or at least $136.00 per hour, or such other reasonable rate as may be established from time to time by Landlord. Such fee shall be established prior to commencement of the work.

13.

It is Tenant’s responsibility to furnish to Landlord a Certificate of Occupancy and/or evidence of passing a final inspection by the building department of the municipality where the Premises are located.

14.

To the extent that the Lease provides for reimbursement to Tenant for any portion of the cost of any work or improvements made by Tenant, Landlord shall make such payments to Tenant in accordance with the terms of the Lease upon Tenant’s full compliance with the provisions of this Facility Alteration Procedure.

Landlord:

SMII OAK CREEK/LP, L.P., a Delaware limited partnership

BY: KOLL BREN SCHREIBER REALTY ADVISORS, INC., acting as Owner’s Representative

BY:	/s/ JOHN P. EHLI

John P. Ehli
Its:	Vice President

CRESCENT MORTGAGE

BY:	/s/ JOHN J. CAPPELLO

John J. Cappello
Its:	Senior Vice President

APPENDIX “C”

RULES AND REGULATIONS ATTACHED TO
AND MADE PART OF THIS LEASE

          1.          Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall, which may in Landlord’s judgment appear unsightly from outside the premises or the Building. Landlord shall furnish and install building standard window blinds at all exterior windows.

          2.          The sidewalks, passages, exits, loading docks and entrances shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. The passages, exits, entrances and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Building. Neither Tenant nor any employees or invitees of any Tenant shall go upon the roof of the building.

          3.          The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

          4.          Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

          5.          No cooking other than microwave warming shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for lodging.

          6.          Tenant shall not bring upon, use or keep in the Premises or the Building any kerosene gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

          7.          Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced.  No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

          8.          Upon the termination of the tenancy, Tenant shall deliver to the Landlord all keys or electronic key cards and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.  In the event of loss of any keys or electronic key cards so furnished, Tenant shall pay the Landlord therefor. Tenant shall not make or cause to be made any such keys or electronic key cards and shall order all such keys or electronic key cards solely from Landlord and shall pay Landlord for any additional such keys or electronic key cards over and above the keys furnished by Landlord at occupancy.

          9.          Tenant shall not install linoleum, tile, carpet or other floor coverings so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Landlord.

          10.        Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

          11.        Without the prior written consent of Landlord not to be unreasonably withheld or delayed, Tenant shall not use the name of the Building or any picture of the Building in connection with or in promoting or advertising the business of Tenant except Tenant may use the address of the Building as the address of its business.

          12.        Tenant shall refrain from attempting to adjust any heat or air conditioning controls other than room or system thermostats installed within the Premises for Tenant’s use.

          13.        Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to Premises closed and secured.

          14.        Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

          15.        Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which, violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

          16.        Tenant shall allow no animals or pets other than guide dogs for disabled persons to be brought or to remain in the Building or any part thereof.

          17.        Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Building. Accordingly:

                       (a)           Landlord may at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Building identify themselves to watchmen or other employees designated by Landlord by registration, identification or otherwise.

                       (b)          Landlord may at any time, or from time to time or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, employ such other security measures as but not limited to the search of all persons, parcels, packages, etc., entering and leaving the Building, the evacuation of the Building and the denial of access of any person to the Building.

                       (c)          Tenant hereby assents to the exercise of the above discretion of Landlord and its agents, whether done acting under reasonable belief of cause or for drills, regardless of whether or not such action shall in fact be warranted and regardless of whether any such action is applied uniformly or as aimed at specific persons whose conduct is deemed suspicious.

                       (d)          The exercise of such security measures and the resulting interruption of service and cessation or loss of Tenant’s business, if any, shall never be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages or relieve Tenant from Tenant’s obligations under this Lease.

                       (e)          Tenant agrees that it and its employees will cooperate fully with Building employees in the implementation of any and all security procedures.

          18.        In the event carpeting is furnished by Landlord, Tenant will be fully responsible for and upon Landlord’s request will pay for any damage to carpeting caused by lack of protective mats under desk chairs or equipment or any other abnormal puncture and wearing of carpet.

          19.        Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having Jurisdiction, with respect to the Premises and the use or occupancy thereof. Tenant shall not make or permit any use of the Premises which directly or indirectly is forbidden by law, ordinances, governmental regulations or order or direction of applicable public authority, or which may be dangerous to person or property.

          20.        Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate or which if brought in would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureau, department or body having Jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or  requirements),   or which  shall   increase  the  rate  of  insurance  on  the  Building,   its appurtenances, contents or operation. The foregoing prohibitions shall include but not be limited to the discharge of any toxic wastes, or other hazardous materials in violation of any law, ordinance, statute, rule or insurance regulation.

          21.        If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the approval of Landlord and then only under direction of Landlord and at Tenant’s expense. Tenant shall not install in the Premises any equipment which requires a substantial amount of electrical current without the advance written consent of the Landlord and Tenant shall ascertain from the Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other Tenants of the Building, and shall not in any event connect a greater load than such safe capacity.

          22.        Service requirements of Tenant will be attended to only upon application to Management Agent of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord.

          23.        Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of any of the rules and regulations of the building.

          24.        No vending machines of any description shall be installed, maintained or operated in the Premises without the written consent of Landlord.

          25.        Tenant shall not (i) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air-conditioning apparatus in or about the Premises, (ii) carry on any mechanical business in or about the Premises without the written permission of Landlord, (iii) exhibit, sell or offer for sale, use, rent or exchange in the Premises or Building any article, thing or service except those ordinarily embraced within the permitted use of the Premises specified in this Lease, (iv) use the Premises for housing, lodging or sleeping purposes, (v) permit preparation or warming of food in the Premises or permit food to be brought into the Premises for consumption therein (warming of coffee and individual lunches of employees and invitees excepted) except by express permission of Landlord, (vi) place any radio, television antennae, or microwave dish on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, (vii) operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises, (viii) use any illumination or power for the operation of any equipment or device other than electricity, (ix) operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, (x) bring or permit to be in the Building any bicycle or other vehicle, or dog (except in the company of a disabled person) or other animal or bird, (xi) make or permit any objectionable noise or odor to emanate from the Premises, (xii) disturb, solicit or canvas any occupant of the Building, (xiii) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Building, or (xiv) throw or permit to be thrown or dropped any article from any window or other opening in the Building.

          26.        From time to time Landlord reserves the right to amend and modify these rules and regulations.

APPENDIX “D”

          Landlord and Tenant agree as follows:

          1.           Tenant agrees to devote such time in consultation with Landlord and Landlord’s architect (the “Architect”) and whomever else Landlord shall designate and to furnish such information relative to the Premises, all as Landlord may deem necessary to enable Landlord to complete prior to the Commencement Date the Premises in accordance with Tenant’s requirements as shown in the plans attached to the within Appendix “D” and made a part hereof (“The Work”).

          2.           All work to be done in the Premises, including without limitation, The Work, shall be subject to approval of Landlord and no work shall be undertaken in the Premises until such approval is given in writing.

          3.           Except as hereinafter set forth, Landlord has no obligation to perform or pay for any work to the Premises other than The Work.  If Tenant wishes other work (“Additional Work”) to the Premises in addition to The Work, Tenant shall deliver to Landlord for its approval final plans and specifications for the Additional Work.  Such plans (including any required changes to Landlord’s Plan) for the Additional Work shall be prepared at Tenant’s cost and expense. Provided Tenant approved the cost thereof, Landlord agrees to cause the Additional Work to be constructed by Landlord’s contractors which construction shall be at Tenant’s cost and expense. Landlord shall furnish Tenant with written estimates of the cost of the Additional Work within fifteen (15) days after receipt by Landlord of the plans for the Additional Work.  If Tenant shall fail to approve in writing such estimates within seven (7) days from receipt thereof, Tenant shall be deemed to have abandoned its request for Additional Work, and Landlord shall not be authorized to proceed with such Additional Work. If Tenant approves in writing such estimates in the form supplied by Landlord, Tenant shall pay Landlord the cost of such Additional Work together with twenty (20%) percent of such cost for Landlord’s overhead and supervision all as and when billed therefor (whether in one or more installments are required by Landlord).  The sums due hereunder shall be deemed to be rent and treated as such in accordance with the terms and provisions of this Lease. If Tenant does not authorize Landlord to do the Additional Work, the improvement to the Premises shall be limited to The Work.

          4.           Notwithstanding the date provided in the Lease for commencement of the term thereof, Tenant’s obligation to pay rent thereunder shall not commence until Landlord shall have substantially completed all The Work and, if agreed to be performed by Landlord, the Additional Work; provided, however, if Landlord shall be delayed in substantially completing the Premises as a result of

                        (a)           Tenant’s failure to furnish the Plans or the plans for the Additional Work as required hereby, or

                        (b)           Tenant’s failure to approve cost estimates for Additional Work within the time specified in paragraph 3 hereof, or

                        (c)           Tenant’s request for materials, finishes or installations other than required by The Work, or

                        (d)           Tenant’s changes in The Work or the Plans or the plans for Additional Work (notwithstanding Landlord’s approval of any such changes), or

                        (e)           Any other act or omission by Tenant or its agents, the commencement of the term of the Lease and the payment of rent thereunder shall not be affected or deferred on account of such delay.

          5.           Landlord, at Landlord’s discretion, may permit Tenant and Tenant’s agents to enter the Premises prior to the date specified as the commencement of the term of the Lease in order that Tenant may make the Premises ready for Tenant’s use and occupancy, provided that Tenant has delivered to Landlord satisfactory evidence of insurance. If Landlord permits such entry prior to the commencement of the term, such permission shall constitute a license only and not a lease and such license shall be conditioned upon Tenant working in harmony and not interfering with Landlord and Landlord’s agents, contractors, workmen, mechanics and suppliers in doing The Work or Additional Work, if any, or Landlord’s work in the Building or with other Tenants and occupants of the Building. Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours’ written notice to Tenant. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any Tenant’s preparations of the Premises or to properties placed therein prior to the commencement of the term of the Lease, the same being at Tenant’s sole risk.

          6.           The provisions of this Work Letter Agreement supplement are specifically subject to all provisions of the Lease.

Landlord:

SMII OAK CREEK/LP, L.P., a Delaware limited partnership

BY: KOLL BREN SCHREIBER REALTY ADVISORS, INC., acting as Owner’s Representative

BY:	/s/ JOHN P. EHLI

John P. Ehli
Its:	Vice President

Tenant:

CRESCENT MORTGAGE

BY:	/s/ JOHN J. CAPPELLO

John J Cappello
Its:	Senior Vice President

APPENDIX “D”
(Continued)

Tenant Workletter # 8635

Crescent Mortgage
820 Springer Drive
Lombard, IL 60148

July 26, 2002

TROUBLESHOOTERS, Inc. to provide material and labor necessary to complete Sketch A-1 dated 7-25-02 (attached). Additional specifications are as follows:

1.	Replace front glass door.

2.	New building standard carpet and base. One (1) color of VCT in the break room.

3.	Demising wall per code.

4.	Install three (3) exit signs. Add one (1) emergency light in each washroom.

5.	Five (5) dedicated circuits for work stations. Four (4) convenience outlets. Seven (7) 3/4” data stubs. One (1) outlet for a refrigerator.

6.	Replace noisy washroom exhaust.

7.	3/8” water line runs through break room cabinets to a refrigerator next to cabinets.

8.	9’ of base cabinets and wall cabinets to replace existing 6’ of base cabinets. New counter and reinstall sink.

9.	Demo data lines.

10.	Relocate two (2) lights and add two (2) lights.

11.	Add two (2) HVAC supplies.

12.	Relocate two (2) sprinklers and add one (1).

13.	Remove and construct walls per sketch A-1 dated 7-25-02 attached.

14.	Paint walls on one (1) color of eggshell. Paint doorframes.

[Sketch of Oak Creek / 800 Floor Plan]